Exhibit 99.3 Third Quarter 2020 Financial Results October 27, 2020

Forward-Looking Statements Statements contained in this presentation about future performance, including, without limitation, operating results, capital expenditures, rate base growth, dividend policy, financial outlook, and other statements that are not purely historical, are forward-looking statements. These forward-looking statements reflect our current expectations; however, such statements involve risks and uncertainties. Actual results could differ materially from current expectations. These forward-looking statements represent our expectations only as of the date of this presentation, and Edison International assumes no duty to update them to reflect new information, events or circumstances. Important factors that could cause different results include, but are not limited to the: • ability of SCE to recover its costs through regulated rates, including costs related to uninsured wildfire-related and mudslide-related liabilities, costs incurred to mitigate the risk of utility equipment causing future wildfires, costs incurred to implement SCE's new customer service system and costs incurred as a result of the COVID-19 pandemic; • ability of SCE to implement its Wildfire Mitigation Plan, including effectively implementing Public Safety Power Shutoffs when appropriate; • ability to obtain sufficient insurance at a reasonable cost, including insurance relating to SCE's nuclear facilities and wildfire-related claims, and to recover the costs of such insurance or, in the event liabilities exceed insured amounts, the ability to recover uninsured losses from customers or other parties; • risks associated with California Assembly Bill 1054 (“AB 1054”) effectively mitigating the significant risk faced by California investor-owned utilities related to liability for damages arising from catastrophic wildfires where utility facilities are alleged to be a substantial cause, including SCE's ability to maintain a valid safety certification, SCE's ability to recover uninsured wildfire-related costs from the insurance fund established under AB 1054 (“Wildfire Insurance Fund”), the longevity of the Wildfire Insurance Fund, and the CPUC's interpretation of and actions under AB 1054, including their interpretation of the new prudency standard established under AB 1054; • decisions and other actions by the California Public Utilities Commission, the Federal Energy Regulatory Commission, the Nuclear Regulatory Commission and other governmental authorities, including decisions and actions related to nationwide or statewide crisis, determinations of authorized rates of return or return on equity, the recoverability of wildfire-related and mudslide-related costs, issuance of SCE's wildfire safety certification, wildfire mitigation efforts, and delays in executive, regulatory and legislative actions; • ability of Edison International or SCE to borrow funds and access bank and capital markets on reasonable terms; • risks associated with the decommissioning of San Onofre, including those related to worker and public safety, public opposition, permitting, governmental approvals, on-site storage of spent nuclear fuel, delays, contractual disputes, and cost overruns; • pandemics, such as COVID-19, and other events that cause regional, statewide, national or global disruption, which could impact, among other things, Edison International's and SCE's business, operations, cash flows, liquidity and/or financial results and cause Edison International and SCE to incur unanticipated costs; • extreme weather-related incidents and other natural disasters (including earthquakes and events caused, or exacerbated, by climate change, such as wildfires and extreme heat waves), which could cause, among other things, public safety issues, property damage, operational issues (such as rotating outages) and unanticipated costs; • physical security of Edison International's and SCE's critical assets and personnel and the cybersecurity of Edison International's and SCE's critical information technology systems for grid control, and business, employee and customer data; • risks associated with cost allocation resulting in higher rates for utility bundled service customers because of possible customer bypass or departure for other electricity providers such as Community Choice Aggregators (“CCA,” which are cities, counties, and certain other public agencies with the authority to generate and/or purchase electricity for their local residents and businesses) and Electric Service Providers (entities that offer electric power and ancillary services to retail customers, other than electrical corporations (like SCE) and CCAs); • risks inherent in SCE's transmission and distribution infrastructure investment program, including those related to project site identification, public opposition, environmental mitigation, construction, permitting, power curtailment costs (payments due under power contracts in the event there is insufficient transmission to enable acceptance of power delivery), changes in the California Independent System Operator’s transmission plans, and governmental approvals; and • risks associated with the operation of transmission and distribution assets and power generating facilities, including worker and public safety issues, the risk of utility assets causing or contributing to wildfires, failure, availability, efficiency, and output of equipment and facilities, and availability and cost of spare parts. Other important factors are discussed under the headings “Forward-Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis” in Edison International’s Form 10-K and other reports filed with the Securities and Exchange Commission, which are available on our website: www.edisoninvestor.com. These filings also provide additional information on historical and other factual data contained in this presentation. October 27, 2020 1

Third Quarter Earnings Summary

		Q3 2020		Q3 2019		Variance
Basic Earnings Per Share (EPS)						
SCE	$	(0.70)	$	1.45	$	(2.15)
EIX Parent & Other		(0.06)		(0.09)		0.03
Basic EPS	**$**	**(0.76)**	**$**	**1.36**	**$**	**(2.12)**
Less: Non-core Items						
SCE[1]	$	(2.43)	$	(0.14)	$	(2.29)
EIX Parent & Other		—		—		—
Total Non-core	**$**	**(2.43)**	**$**	**(0.14)**	**$**	**(2.29)**
Core Earnings Per Share (EPS)						
SCE	$	1.73	$	1.59	$	0.14
EIX Parent & Other		(0.06)		(0.09)		0.03
Core EPS	**$**	**1.67**	**$**	**1.50**	**$**	**0.17**

SCE EPS Drivers[2]			
Higher revenue		$	0.43
CPUC revenue - GRC escalation	0.25		
CPUC revenue - Balancing account and other[3]	0.23		
FERC and other operating revenue	(0.05)		
Lower O&M			0.08
Higher depreciation			(0.07)
Higher net financing costs			(0.01)
Income taxes			(0.13)
Other			—
Property taxes and other	(0.03)		
Other income and expenses	0.03		
Results prior to impact from share dilution		$	0.30
Impact from share dilution			(0.16)
Total core drivers		$	0.14
Non-core items[1]			(2.29)
Total		$	(2.15)

Key EIX EPS Drivers[2]		
EIX parent — Primarily due to increased income tax benefits	$	0.02
Impact from share dilution		0.01
Total	$	0.03

1. See Earnings Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix
2. For comparability, 2020 core drivers are reported based on 2019 weighted-average share count of 347.1 million (2020 weighted-average shares outstanding is 378.4 million)
3. Includes revenue of $0.23 which is offset in O&M, depreciation and interest expense and property taxes and other; primarily related to $0.21 from Grid Safety and Resiliency Program Balancing Account

Note: Diluted earnings were $(0.76) and $1.35 per share for the three months ended September 30, 2020 and 2019, respectively

October 27, 2020

Energy for What's Ahead℠ 2

SCE has strong rate base growth driven by significant electric infrastructure investment opportunities

SCE forecasts deploying significant capital in 2020–2023...

Capital Expenditures, $ in Billions



~$21 billion
2020–2023
Wildfire[1]
Generation
Transmission
Distribution
4.8
5.1
5.4
5.4
5.4
2019
2020
2021
2022
2023

	2019	2020	2021	2022	2023
Range Case[4]	(Actual)	4.9	4.9	4.9	4.8

...resulting in above industry average rate base growth

Rate Base[2,3], $ in Billions



7.6%
CAGR
28.5
30.8
33.6
36.0
38.4
41.2

Range Case[4]	2018	2019	2020	2021	2022	2023	CAGR
	28.5	30.8	33.3	35.1	37.0	39.2	6.6%

1. In accordance with Assembly Bill (AB) 1054, ~$1.6 billion of wildfire mitigation-related spend shall not earn an equity return
2. Morongo Transmission holds an option to invest up to $400 million in the West of Devers Transmission Project at the in-service date, estimated to be 2021. In the chart, rate base has been reduced to reflect this option. Capital forecast includes 100% of the project spend
3. Weighted-average year basis. Excludes rate base associated with ~$1.6 billion of capital referred to in footnote 1 and projects or programs not yet approved
4. For 2021–2023 capital, reflects a 10% reduction of the total capital forecast using management judgment based on experience of previously authorized amounts and potential for permitting delays and other operational considerations. For 2020 capital, reflects a 10% reduction applied only to FERC capital spending and non-GRC programs. For rate base, forecast range case reflects capital expenditure forecast range case

October 27, 2020

Energy for What's Ahead℠ 3

GRC Track 1 update: Briefs submitted; CPUC action affirms commitment to maintaining original schedule

Primary intervenor reductions are focused on the following areas, which ignore key cost-of-service principles

Wildfire mitigation: Generally support activities, but propose lower covered conductor scope

Wildfire insurance: Argue for partial shareholder funding of premiums

Depreciation rate: Propose lower depreciation

Incentive compensation: Similar to prior GRCs, argue portion should not be recovered from customers

CalPA and TURN proposals would result in rate base growth near range case forecast

Rate Base CAGR, 2018–2023



7.6%
6.1%
6.4%
SCE Rebuttal[1]
CalPA[2]
TURN[3]

CalPA and TURN recommend 2021 revenue requirement increases of 7.0% and 3.6%

2021 GRC Revenue Requirement, $ in Billions



2020 Authorized ($6.4)
7.6
6.9
6.7
SCE Rebuttal
CalPA
TURN

1. SCE Rebuttal rate base forecast includes CPUC GRC 2019-2020 authorized and 2021–2023 rebuttal, and latest Non-GRC and FERC estimates
2. CalPA rate base forecast assumes CPUC GRC rate base attrition year increases for 2022 and 2023 of 3.5%, consistent with CalPA's attrition mechanism proposal
3. TURN rate base forecast assumes TURN's CPUC GRC rate base attrition proposal of budget-based capital additions for wildfire and new service connections, 0% increase on all other capital additions

October 27, 2020 Energy for What's Ahead[SM] 4

SCE has CPUC approval or a settlement-in-principle for almost all incremental 2018–2019 wildfire mitigation costs

$ in Millions

	Application Approval/ Request[1]	Additional Information
✓ **GS&RP settlement approved in April[2]**	159	Approved $476 million capital and $123 million O&M
✓ **WEMA approved in September**	505	CPUC recognized wildfire liability insurance is an important protection for customers and is paid for by customers as a normal utility cost-of-service
✓ **GRC Track 2 settlement-in-principle reached; PD expected Q1 2021**	482	Settlement details confidential until filed with CPUC; do not expect negative earnings impact Requests $491 million of O&M and reasonableness of $302 million of capital[3]
CEMA decision expected Q1 2021	88	Requests cost recovery related to 2017–2018 drought and 2017 firestorms

Recent and pending approvals will improve cash flow and begin to work down regulatory asset balance

1. Amounts refer to approvals for GS&RP and WEMA, and applications for GRC Track 2 and CEMA. Total Application/Request refers to revenue requirement
2. Approved amounts found reasonable by the GSRP Settlement Agreement. The Settlement Agreement finds reasonable an additional $33 million in O&M that has not yet been spent as of September 30, 2020. The Application Request of $159 million is the 2018–2020 revenue requirement for amounts found reasonable by the Settlement Agreement. The revenue requirement for the AB 1054 Capital Expenditures is the subject of a separate Application for Financing Order filed July 2020
3. Cost recovery in revenue requirement is lower than total O&M and reviewed capital because of flow through tax effects and excluded revenue requirement associated with AB 1054 Excluded Capital Expenditures

October 27, 2020
Energy for What's Ahead℠
5

EIX raises low end of 2020 core EPS guidance: $4.47–4.62 Midpoint of 2020 Core Earnings Per Share Guidance Range of $4.47–4.62 Building from SCE Rate Base on 2019 Weighted Average Shares $0.30 ($0.10) ($0.41) $5.21 ($0.45) Interest related to Financial, debt issued for $4.55 operating, and fund contribution: Operating other: ($0.09) expenses and $0.43 other: Previously issued Additional ($0.11) 2019 shares: Energy efficiency: disallowed ($0.31) $0.01 executive 2020 equity plan: compensation: Interest expense: Incremental ($0.14) ($0.01) ($0.29) wildfire mitigation costs not in regulatory assets: ($0.14) SCE 2020 EPS from SCE SB 901/AB 1054 EIX Parent Share Count Midpoint of EIX Rate Base Forecast Variances Impacts & Other Dilution EPS Guidance Range Note: See Earnings Per Share Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix. All tax-effected information on this slide is based on our current combined statutory tax rate of approximately 28%. Totals may not add due to rounding October 27, 2020 6

2020 EIX Core Earnings Guidance Assumptions 2020 Assumption Additional Notes CPUC Rate Base ($ in Billions) $27.0 Return on Equity (ROE) 10.30% 2020 Cost of Capital Final Decision Equity in Capital Structure 52% 2020 Cost of Capital Final Decision FERC Rate Base ($ in Billions) $6.6 ~20% of total 2020 rate base forecast ROE 10.30% 2019 Formula Rate Settlement approved1 Equity in Capital Structure 47.5% 2019 Formula Rate Settlement approved1,2 Other EIX Equity Issuances $0.9 ATM program issuances of $27 million in Q1, $800 Items ($ in Billions) million registered direct offering in May, and internal programs Weighted Average Share 2019: 339.7 Based on shares outstanding as of Sept. 30, 2020 Count (Millions) 2020: 372.7 held constant for balance of year; subject to change for internal program issuances Wildfire Insurance Fund Excluded Amortization expense will be a non-core item Expense from core guidance 1. FERC approved settlement in September 2020 2. FERC capital structure includes charges such as the AB 1054 wildfire insurance fund contributions, wildfire-related claims associated with the 2017/2018 wildfire events, and the SONGS asset impairment October 27, 2020 7

Appendix

Year-to-Date Earnings Summary

	YTD 2020	YTD 2019	Variance
Basic Earnings Per Share (EPS)			
SCE	$ 0.90	$ 3.65	$ (2.75)
EIX Parent & Other	(0.33)	(0.22)	(0.11)
Basic EPS	**$ 0.57**	**$ 3.43**	**$ (2.86)**
Less: Non-core Items			
SCE[1]	$ (2.69)	$ (0.30)	$ (2.39)
EIX Parent & Other[1]	(0.07)	—	(0.07)
Total Non-core	**$ (2.76)**	**$ (0.30)**	**$ (2.46)**
Core Earnings Per Share (EPS)			
SCE	$ 3.59	$ 3.95	$ (0.36)
EIX Parent & Other	(0.26)	(0.22)	(0.04)
Core EPS	**$ 3.33**	**$ 3.73**	**$ (0.40)**

SCE EPS Drivers[2]		
Test Year 2018 GRC true-up in 2019[3]		$ (0.20)
Higher revenue		1.04
CPUC revenue - GRC Escalation	0.71	
CPUC revenue - Balancing account and other[4]	0.28	
FERC and other operating revenue	0.05	
Higher O&M		(0.42)
Higher depreciation		(0.20)
Higher net financing costs		(0.06)
Income taxes		(0.12)
Other		0.01
Property taxes and other	(0.07)	
Other income and expenses	0.08	
Results prior to impact from share dilution		$ 0.05
Impact from share dilution		(0.41)
Total core drivers		$ (0.36)
Non-core items[1]		(2.39)
Total		$ (2.75)

Key EIX EPS Drivers[2]	
EIX parent and other — Higher interest expense, partially offset by increased income tax benefits	$ (0.07)
Impact from share dilution	0.03
Total core drivers	$ (0.04)
Non-core items[1]	(0.07)
Total	$ (0.11)

1. See Earnings Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix
2. For comparability, 2020 core drivers are reported based on 2019 weighted-average share count of 333 million (2020 weighted-average shares outstanding is 370.7 million)
3. Impacts of Test Year 2018 GRC true-up in 2019 aggregated separately; $(0.20) includes revenue of $0.34, O&M of $(0.06), depreciation of $(0.24), interest expense of $0.01, property taxes and other of $(0.01) and income taxes of $(0.24)
4. Includes revenue of $0.30 which is offset in O&M, depreciation, interest expense and property-taxes and other; primarily related to $0.22 from Grid Safety and Resiliency Program Balancing Account

Note: Diluted earnings were $0.57 and $3.42 per share for the nine months ended September 30, 2020 and 2019, respectively

October 27, 2020

Energy for What's Ahead℠ 9

Earnings Per Share Non-GAAP Reconciliations Reconciliation of EIX Basic Earnings Per Share Guidance to EIX Core Earnings Per Share Guidance1 2020 EPS Attributable to Edison International Low High Basic EIX EPS $1.73 $1.88 Total Non-Core Items (2.74) (2.74) Core EIX EPS $4.47 $4.62 1. EPS is calculated on the assumed weighted-average share count for 2020 of 372.7 million October 27, 2020 10

Earnings Non-GAAP Reconciliations Reconciliation of EIX GAAP Earnings to EIX Core Earnings Earnings (Losses) Attributable to Edison International, $ in Millions Q3 Q3 YTD YTD 2020 2019 2020 2019 SCE $(264) $503 $336 $1,215 EIX Parent & Other (24) (32) (123) (74) Basic (Losses)/Earnings $(288) $471 $213 $1,141 Non-Core Items SCE 2017/2018 Wildfire/Mudslide Events claims and expenses, net of recoveries (880) — (889) — Wildfire Insurance Fund expense (61) (48) (181) (48) Disallowed historical capital expenditures in SCE's 2018 GRC decision — — — (123) Sale of San Onofre nuclear fuel 21 — 58 3 Re-measurement of tax assets and liabilities — — 18 69 EIX Parent & Other Goodwill impairment — — (25) — Re-measurement of tax liabilities — — (3) — Less: Total non-core items $(920) $(48) $(1,022) $(99) SCE 656 551 1,330 1,314 EIX Parent & Other (24) (32) (95) (74) Core Earnings $632 $519 $1,235 $1,240 October 27, 2020 11

EIX Core EPS Non-GAAP Reconciliations Reconciliation of EIX Basic Earnings Per Share to EIX Core Earnings Per Share EPS Attributable to Edison International Q3 Q3 YTD YTD 2020 2019 2020 2019 Basic EPS $(0.76) $1.36 $0.57 $3.43 Non-Core Items1 SCE 2017/2018 Wildfire/Mudslide Events claims and expenses, net of recoveries (2.53) — (2.67) — Wildfire Insurance Fund expense (0.18) (0.14) (0.54) (0.14) Disallowed historical capital expenditures in SCE's 2018 GRC decision — — — (0.38) Sale of San Onofre nuclear fuel 0.06 — 0.17 0.01 Re-measurement of tax assets and liabilities — — 0.05 0.21 Edison International Parent and Other Goodwill impairment — — (0.07) — Re-measurement of tax liabilities — — (0.01) — Impact from share dilution1 0.22 — 0.31 — Less: Total Non-Core Items (2.43) (0.14) (2.76) (0.30) Core EPS $1.67 $1.50 $3.33 $3.73 1. For comparability, 2020 EPS drivers are reported based on 2019 QTD and YTD weighted-average share count of 347.1 million and 330.0 million, respectively (2020 QTD and YTD weighted average shares outstanding is 378.4 million and 370.7 million, respectively) October 27, 2020 12

Future Wildfire-Related CPUC Cost Recovery Filings

$ in Millions; Year-to-date as of September 30, 2020

Memorandum Account	Incremental Capital Spent	Incremental O&M Spent	Total Application Request[1]	Mechanism for Recovery	Anticipated Timeline
2020 FMA Update Breakdown:					
WMPMA	$131	$153		GRC Track 3	Submit testimony Q1 2021
FHPMA	–	165			
FRMMA	2	1			
Total FMA Update	$133	$319	TBD		
Other Wildfire-related Memorandum Accounts:					
GSRPBA (above settlement)	$343	$–	TBD	GRC Track 3	Submit testimony Q1 2021
WEMA (July–Dec '20 insurance)[2]	–	110	TBD[2]	WEMA Application	TBD
CEMA (not-yet filed)[3]	–	56	TBD	CEMA Application	TBD
Sub-total	$343	$166	TBD		
Grand Total	**$476**	**$485**	TBD		

1. GRC Track 3 cost recovery request will not include any revenue requirement associated with 2020 capital expenditures, as those capital expenditures are subject to the AB 1054 exclusion from equity rate base and will be recovered through a separate financing order
2. Insurance premiums for the July–December 2020 period have been prepaid but will accrue to SCE's expense accounts over the policy period. Application will seek recovery of those July–December 2020 premiums, financing costs, and memorandum account interest
3. Incremental O&M Spent includes drought CEMA-eligible expenses since January 1, 2019. These costs will be included in a future CEMA application. Incremental capital and O&M spent does not yet include amounts associated with other catastrophic events that are not already included in SCE's pending CEMA application

October 27, 2020 Energy for What's Ahead℠ 13

Use of Non-GAAP Financial Measures Edison International's earnings are prepared in accordance with generally accepted accounting principles used in the United States. Management uses core earnings (losses) internally for financial planning and for analysis of performance. Core earnings (losses) are also used when communicating with investors and analysts regarding Edison International's earnings results to facilitate comparisons of the company's performance from period to period. Core earnings (losses) are a non-GAAP financial measure and may not be comparable to those of other companies. Core earnings (losses) are defined as earnings attributable to Edison International shareholders less non-core items. Non-core items include income or loss from discontinued operations and income or loss from significant discrete items that management does not consider representative of ongoing earnings, such as write downs, asset impairments and other income and expense related to changes in law, outcomes in tax, regulatory or legal proceedings, and exit activities, including sale of certain assets and other activities that are no longer continuing. A reconciliation of Non-GAAP information to GAAP information is included either on the slide where the information appears or on another slide referenced in this presentation. EIX Investor Relations Contact Sam Ramraj, Vice President (626) 302-2540 sam.ramraj@edisonintl.com October 27, 2020 14